EXHIBIT 10.10

                        PERFORMANCE EARN-OUT AGREEMENT


THIS PERFORMANCE EARN-OUT AGREEMENT, made effective on February 12, 2002, by and between:

CONCENTRAX, INC., a Nevada corporation having its executive office at 817 Oak Glen, Houston, Texas 77076 (hereinafter referred to as "COMPANY")

                                     AND

PJC ASSOCIATES, having its principal place of business at 1025 Old Country Road, #300B, Westbury, New York 11590 (hereinafter "PJC").


WITNESSETH THAT:

     WHEREAS, PJC has expert knowledge and experience in the area of identifying and making presentations to brokerage firms, individual brokers, investors, Investment Bankers, public companies and can advise and prepare Research Reports as well as provide general PR for the company

     WHEREAS, PJC is being issued shares of the Common Stock of COMPANY for providing such services to COMPANY;

     WHEREAS, the number of shares being issued has been based upon projected ongoing market support which projections and calculations have been accepted by COMPANY and PJC as reasonable;

     WHEREAS, COMPANY and PJC desire to protect investors and other stockholders of COMPANY from excessive dilution in the event that such projections and calculation are determined, by actual events, to be (or to have been ) erroneous;

     WHEREAS, the parties have agreed upon a procedure of the escrowing of a portion of the shares with ESCROW AGENT with shares to be released from escrow upon achievement by COMPANY of specified volumes of activity;


NOW, THEREFORE, intending to be legally bound, and in consideration for the issuance by COMPANY of the shares to PJC in consideration of its contributions, the parties agree as follows:

     1. COMPANY shall issue to PJC, and PJC accepts as full compensation for its contributions, 500,000 shares of Common Stock of COMPANY, subject nevertheless to the terms and conditions of this Agreement.

     2. COMPANY and PJC hereby appoint and designate Andrea Cataneo, Esq., with offices at 81 Meadowbrook Road, Randolph, NJ 07869 as "ESCROW AGENT" hereunder for the purpose set forth herein and ESCROW AGENT accepts such appointment.

     3. COMPANY shall immediately issue a certificate for 400,000 shares to PJC (or 4 certificates for 100,000 shares each) for services already rendered, and shall deliver 1 certificates for 100,000 shares, with an issuance date of February 12, 2002, to the ESCROW AGENT.

     4. (a) The COMPANY and PJC authorize ESCROW AGENT to act pursuant to the terms of this Agreement. In the event of the disability, death, inability to act or resignation of ESCROW AGENT, PJC and the COMPANY shall select a bank, trust company or other appropriate person to act as substitute escrow agent hereunder.
          In such event, COMPANY shall be liable for any service fees and costs notwithstanding Paragraph 8(a) below.

          (b) The term "ESCROW AGENT" as used herein is used merely for convenience as PJC recognizes and agrees that the ESCROW AGENT is acting as agent for the COMPANY for the protection of investors and PJCs.

          (c) The COMPANY and PJC hereby agree to deposit the 100,000 shares (hereinafter "SHARES") with the ESCROW AGENT.

          (d) ESCROW AGENT shall hold and dispose of the SHARES in accordance with the terms and provisions of this Agreement.

          (e) ESCROW AGENT shall keep and preserve the SHARES pending delivery to PJC or the return of the SHARES to the COMPANY as provided below or until tender into court as provided in Paragraph 6 below.

          (f) Upon delivery and/or return of all of the SHARES as provided in Paragraph 4 above, all obligations between PJC and the COMPANY on the one hand, and ESCROW AGENT on the other, shall cease.

     5. The 400,000 shares being issued and delivered to PJC shall be deemed vested and fully-owned by PJC and such shares shall not be subject to return or cancellation or to the terms and conditions of the Agreement.

     6. (a) The 100,000 shares being issued to PJC and delivered to the ESCROW AGENT shall be subject to return and cancellation unless such shares are earned-out pursuant to the terms and conditions of this Agreement.

          (b) The number of shares of the escrowed (100,000 shares, or 1 certificate for 100,000 shares) of COMPANY's Common Stock to be released to PJC by ESCROW AGENT based upon a determination of COMPANY in accordance of subparagraph (c) of this paragraph with such determinations commencing with the month ended July 31, 2002.

          (c) An authorization letter stating the COMPANY's determination shall be prepared, in the form of letter attached hereto as Exhibit "A", in order for the shares to be released for each authorization letter must be executed by no fewer than two of COMPANY's Directors and sent to the offices of ESCROW AGENT via facsimile or regular mail within three (3) business days of the end of the month.

          (d) Upon receipt of such authorization letter ESCROW AGENT shall immediately release that month's certificate to PJC.

          (e) In the event that any shares have not been released and delivered following release by the Directors of their authorization letter, the ESCROW AGENT shall deliver the remaining shares to the COMPANY for cancellation and return to the status of authorized and unissued shares.

     7. In the event of a merger, acquisition, reorganization or recapitalization of COMPANY, the shares and all other consideration received in respect to the SHARES shall be delivered and, or in the alternative, paid to ESCROW AGENT. Upon receipt of such consideration in full, ESCROW AGENT shall release and deliver the SHARES to PJC or other persons entitled thereto under the circumstances and ESCROW AGENT shall hold the substituted shares and other consideration pursuant to the terms of this Agreement.

     8. (a) There shall be no fee or service charge payable to the ESCROW AGENT for serving in that capacity under the terms of this Agreement.

          (b) PJC and the COMPANY jointly and severally hereby agree to indemnify and hold harmless ESCROW AGENT against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and counsel fees and disbursements, which may be imposed upon ESCROW AGENT or incurred by ESCROW AGENT in connection with his acceptance of appointment as ESCROW AGENT hereunder, or the performance of his duties hereunder, including any litigation arising from this Agreement or involving the subject matter hereof.

     9. (a) In performing any of its duties hereunder, ESCROW AGENT shall not incur any liability to anyone for damages, losses or expenses, except for willful default or breach of trust, and it shall accordingly not incur any such liability with respect (i) to any action taken or omitted in good faith upon advice of its counsel or counsel for the parties given with respect to any questions relating to its duties and responsibilities as ESCROW AGENT under this Agreement, or (ii) to any action taken or omitted in reliance upon any instrument, including any written notice or instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provisions but also to the truth and accuracy of any information contained therein, which ESCROW AGENT shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Agreement.

          (b) In the event of a dispute between any of the parties hereto sufficient in the discretion of the ESCROW AGENT to justify its doing so, ESCROW AGENT shall be entitled to tender into the registry or custody of any court of competent jurisdiction, the shares and all money or other property in his hands under this Agreement, together with such legal pleadings as he deems appropriate, and thereupon be discharged from all further duties and liabilities under this Agreement. Any such legal action may be brought in such court as ESCROW AGENT shall determine has jurisdiction thereof.

     10. (a) Until ESCROW AGENT shall have proceeded to release and/or return the shares as provided in Paragraph 4 above, PJC shall be entitled to: vote the shares and to transfer, assign and otherwise have and exercise all rights of ownership therein; but always subject to the terms and conditions of this Agreement.
          Stock dividends shall be forthwith delivered to ESCROW AGENT.

          (b) All dividends and distributions with respect to the shares, including stock dividends, shall be paid to the ESCROW AGENT who shall hold such subject to the terms and conditions of this Agreement and dispose of such as otherwise provided for the shares themselves.

     11. All notices required hereunder shall be sent by certified mail, return receipt requested, or by registered mail to PJC, the COMPANY or ESCROW AGENT (as may be applicable) at the addresses listed on page 1 hereof or to such other address as has been previously furnished in writing.

     12. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors, assigns, heirs, legal representatives, executors and administrators.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


WITNESS:
                                            CONCENTRAX, INC.

                                                /s/ Mark Gifford
                                            _____________________________
                                            Mark Gifford, President

PJC ASSOCIATES, INC.

    /s/ Phil Salice
_____________________________
Phil Salice

                                             ATTEST:

                                             By:  /s/ Paul Smith
                                                ___________________________

    /s/  illegible
_____________________________
Secretary

                                 EXHIBIT    A


                               Concentrax, Inc.
                                 817 Oak Glen
                             Houston, Texas  77016


Andrea Cataneo, Esq.
Escrow Agent for CTRX and PJC
81 Meadowbrook Road
Randolph, NJ  97869
SENT VIA FACSIMILE to (973) 442-9933


Dear Andrea:

Based upon our review of the performance of PJC Associates, Inc., we, as Directors of Concentrax, Inc., with the authority vested in by the Performance Earn Out Agreement of February 12, 2002, hereby approve the release of certificate number ______, representing shares earned for June 2002 to PJC Associates, Inc.

This execution and mailing of this letter to you, our Escrow Agent, indicates our satisfaction with the performance of PJC Associates, Inc. for the month. To be valid, the letter must be signed by two of the Company's active Directors. Upon your receipt of this letter, you are authorized to release certificate number _____ to PJC Associates, Inc. via overnight courier to the following address:

PJC Associated, Inc.
1025 Old Country Road, #300B
Westbury, New York 11590


Date:

WITNESS:
                                    CONCENTRAX, INC.



                                    _____________________________
                                    Mark Gifford, Director



                                    _____________________________
                                                   , Director